As filed with the Securities and Exchange Commission on January 25, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 25, 2010

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                        Entry into a Material Definitive Agreement.

Item 2.03                           Creation of a Direct Financial Obligation.

On January 25, 2010, B&G Foods issued a press release announcing the closing of our registered public offering of $350.0 million aggregate principal amount of 7.625% senior notes due 2018 at a price to the public of 99.271% of their face value.  As described in Item 8.01 below, B&G Foods is using the net proceeds from the offering to purchase or redeem all $240.0 million principal amount of our existing 8% senior notes due 2011 and all $69.5 million principal amount of our existing 12% senior subordinated notes due 2016 and to pay premiums, fees and expenses related to retirement of the existing notes.  B&G Foods will use any remaining net proceeds for general corporate purposes, including, the acquisition of assets used or useful in, or the equity of an entity engaged in, our business or a related business.

On January 25, 2010, B&G Foods entered into an indenture between B&G Foods and The Bank of New York Mellon, as trustee and a first supplemental indenture thereto, among B&G Foods, certain subsidiaries of B&G Foods as guarantors, and The Bank of New York Mellon, as trustee, relating to the 7.625% senior notes.  Copies of the indenture, the first supplemental indenture and the form of global note for the 7.625% senior notes are filed as Exhibits 4.1, 4.2 and 4.3 to this report and are incorporated herein by reference.

Interest on the 7.625% senior notes is payable on January 15 and July 15 of each year, commencing July 15, 2010.  The 7.625% senior notes will mature on January 15, 2018, unless earlier retired or redeemed as described below.

On or after January 15, 2014, we may redeem some or all of the 7.625% senior notes at a redemption price of 103.813% beginning January 15, 2014 and thereafter at prices declining annually to 100% on or after January 15, 2017.  We may redeem up to 35% of the aggregate principal amount of the notes prior to January 15, 2013 with the net proceeds from certain equity offerings.  We may also redeem some or all of the notes at any time prior to January 15, 2014 at a redemption price equal to the make-whole amount set forth in the first supplemental indenture.  In addition, if we undergo a change of control, we may be required to offer to repurchase the notes at the repurchase price set forth in the first supplemental indenture plus accrued and unpaid interest to the date of redemption.

Our obligations under the 7.625% senior notes are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries.  The 7.625% senior notes and the subsidiary guarantees are our and the guarantors’ general unsecured obligations and are effectively junior in right of payment to all of our and the guarantors’ secured indebtedness and to the indebtedness and other liabilities of our non-guarantor subsidiaries; are pari passu in right of payment to all of our and the guarantors’ existing and future unsecured senior debt; and are senior in right of payment to all of our and the guarantors’ future subordinated debt.  Our foreign subsidiary is not a guarantor, and any future foreign or partially owned domestic subsidiaries will not be guarantors, of our 7.625% senior notes.

Our 7.625% senior notes supplemental indenture contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; specified creation of liens, sale-leaseback transactions and sales of certain specified assets; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates.  Each of the covenants is subject to a number of important exceptions and qualifications.

The issuance of the notes has been registered pursuant to B&G Foods’ effective shelf registration statement on Form S-3 (File No. 333-160425), filed with the Securities and Exchange Commission on July 2, 2009 and prospectus supplement, dated January 11, 2010, filed with the Securities and Exchange Commission on January 12, 2010 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

A copy of the press release announcing the closing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

Tender Offers and Consent Solicitations

B&G Foods also announced on January 25, 2010 that we have received and accepted for purchase approximately $238.9 million aggregate principal amount of our outstanding 8% senior notes due 2011, and approximately $44.7 million aggregate principal amount of our outstanding 12% senior subordinated notes due 2016 validly tendered by 5:00 p.m., New York City time, on January 22, 2010, which was the deadline for holders to submit tenders in order to receive the consent payments in connection with the tender offers.  B&G Foods has received consents from holders of approximately 99.5% of the 8% senior notes and approximately 64.3% of the 12% senior subordinated notes as of the consent payment deadline.

The consents are sufficient to effect the proposed amendments to the indenture governing the 8% senior notes and the indenture governing the 12% senior subordinated notes as set forth in B&G Foods’ Offer to Purchase and Consent Solicitation Statement dated January 8, 2010 and the related Letter of Transmittal and Consent (the “Tender Offer Documents”), pursuant to which the tender offers and the consent solicitations are being made.  The proposed amendments eliminate substantially all of the restrictive covenants and certain default provisions contained in each indenture.  B&G Foods has executed a supplemental indenture for each series of notes effecting the proposed amendments to the indentures.  The supplemental indentures are binding on the holders of notes not purchased in the tender offers.  Copies of the supplemental indentures are filed as Exhibits 4.4 and 4.5 to this report and are incorporated herein by reference.

B&G Foods also announced on January 25, 2010 that we are revising the terms of the tender offers such that holders who tender their notes after the consent payment deadline and prior to the expiration of the tender offer at 11:59 p.m., New York City time, on February 5, 2010 (unless extended or earlier terminated by the B&G Foods) will receive a tender offer consideration of $1,020 for every $1,000 principal amount of senior notes tendered, and a tender offer consideration of $3.303544 for every $3.116551 principal amount of 12% senior subordinated notes tendered, plus, in each case, accrued and unpaid interest to, but excluding, the tender offer payment date.  As set forth in the Tender Offer Documents, 8% senior notes and 12% senior subordinated notes validly tendered may no longer be withdrawn.

Notices of Redemption

B&G Foods simultaneously announced on January 25, 2010 that we are irrevocably calling for redemption on February 25, 2010 all 8% senior notes and 12% senior subordinated notes that remain outstanding after the expiration of the tender offers, at the redemption price of $1,020 for every $1,000 principal amount of 8% senior notes redeemed and at the redemption price of $3.303544 for every $3.116551 principal amount of 12% senior subordinated notes redeemed, plus, in each case, accrued and unpaid interest to, but excluding the redemption date.

A copy of the press release announcing the events described in this Item 8.01, which is attached to this report as Exhibit 99.2, is incorporated herein by reference and is furnished pursuant to Item 8.01 and Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

4.1	Indenture, dated as of January 25, 2010, between B&G Foods, Inc. and The Bank of New York Mellon, as trustee

4.2

First Supplemental Indenture, dated as of January 25, 2010, between B&G Foods, Inc., BGH Holdings, Inc., Bloch & Guggenheimer, Inc. Burnham & Morrill Company, William Underwood Company, and The Bank of New York Mellon, as trustee, relating to the 7.625% senior notes due 2018

4.3	Form of 7.625% Senior Note due 2018 (included in Exhibit 4.2)

4.4

First Supplemental Indenture, dated as of January 25, 2010, between B&G Foods, Inc., BGH Holdings, Inc., Bloch & Guggenheimer, Inc. Burnham & Morrill Company, William Underwood Company, and The Bank of New York Mellon, as trustee, relating to the 12% senior subordinated notes due 2016

4.5

First Supplemental Indenture, dated as of January 25, 2010, between B&G Foods, Inc., BGH Holdings, Inc., Bloch & Guggenheimer, Inc. Burnham & Morrill Company, William Underwood Company, and The Bank of New York Mellon, as trustee, relating to the 8% senior notes due 2011

99.1	Press Release dated January 25, 2010

99.2	Press Release dated January 25, 2010, furnished pursuant to Item 8.01 and Regulation FD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: January 25, 2010	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel, Secretary and Chief Compliance Officer